Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

1. Parties. The parties to this Separation Agreement and General Release (“Agreement”) are:

a. Philip J. Koen, a resident of St. Louis, Missouri (“Employee”); and

b. Savvis, Inc. (“Company”).

2. Recitals.

a. Employee’s employment with Company will end on January 8, 2010 (“Separation Date”); and

b. Employee and the Company are parties to an Agreement dated Effective March 13, 2006, (as amended pursuant to amendments dated August 31, 2006 and December 19, 2008) relating to Employee’s employment by the Company (as amended, the “Employment Agreement”); and

c. Employee and Company desire to enter into this Agreement addressing termination of Employee’s employment with the Company and, among other things, Employee’s release of any claims to date related to Employee’s employment with the Company, Employee’s termination of employment with the Company, and any and all other claims Employee may have or has had against the Company; and

NOW THEREFORE, for and in consideration of the mutual releases, covenants and undertakings hereinafter set forth, and for other good and valuable consideration, which each party hereby acknowledges, and intending to be legally bound, Employee and Company agree as follows:

3. Termination of Employment; Resignation From Board. The parties agree Employee’s employment with Company and all of its Affiliates will terminate effective at the close of business on the Separation Date. Effective on the Separation Date, Employee shall also resign from the Board of the Company and all of its Affiliates.

4. Payments, Benefits and Other Consideration. Company will provide the payments and benefits described below so long as Employee submits this Agreement properly executed to the Company and adheres to the promises and agreements set out in this Agreement.

a. Severance. Employee will be entitled to (i) eighteen months’ of severance pay, (ii) a pro rata share of any accrued bonus under Section 4(b) of the Employment Agreement, (iii) continued contribution by the Company to Employee’s premium cost for participation in the Company’s group medical and dental plans, and (iv) the Final Compensation (as defined in the Employment Agreement), in each case subject to, and in accordance with, the terms of the Employment Agreement (except that the requirement in Section 5(d) of the Employment Agreement that Employee deliver a Release of Claims shall be deemed satisfied as of the effective date of this Agreement). Employee and the Company agree that the pro rata share of Employee’s accrued bonus under Section 4(b) of the Employment Agreement is $12,868 and that the first of the twelve monthly installment payments ($1,072.33 each) of such pro rated bonus shall be paid on the first payroll date after this Agreement becomes effective. For purpose of determining Final Compensation, (i) Employee has zero (0) days of accrued and unused vacation as of the date of this Agreement and (ii) Employee’s accrued but unpaid bonus compensation for 2009 shall be the Employee’s bonus for the second half of 2009 under the Company’s 2009 Annual Incentive Plan, which shall be a cash payment in the amount of $161,452 and the vesting of 20,620 shares of restricted stock as soon as practicable after the date this Agreement becomes effective or as otherwise contemplated by section 22 of this Agreement.

b. Stock Options. The stock option granted to Employee during September 2009 (the “September Option”) shall, as of the date this Agreement becomes effective, become vested as to 166,667 shares of the Company’s common stock, and the option shall be immediately forfeited with respect to the balance of the shares covered by the September Option. The September Option, to the extent vested, shall be exercisable in accordance the terms of the Nonqualified Stock Option Agreement evidencing the September Option, except that it shall be exercisable for a period of eighteen months after termination of employment (subject to compliance with the terms of the Nonqualified Stock Option Agreement evidencing the September Option). The stock option granted to Employee on March 13, 2006 (the “March Option”) shall, as of the date this Agreement becomes effective, become vested as to all of the shares of the Company’s common stock as to which the March Option is outstanding on the date this Agreement becomes effective. The March Option shall be exercisable in accordance the terms of the Nonqualified Stock Option Agreement evidencing the March Option for a period of eighteen months after termination of employment (subject to compliance with the terms of the Nonqualified Stock Option Agreement evidencing the March Option). All outstanding stock options held by Employee other than the September Option and the March Option shall be governed by the terms of their respective Nonqualified Stock Option Agreements.

c. Preferred Stock Units. Employee shall, as of the date this Agreement becomes effective, become fully vested in the Preferred Stock Units (“PSUs”) held by Employee (covering 242,913 shares of the Company’s common stock) that remain outstanding under the terms of Preferred Stock Unit Agreement between the Company and Employee, as amended, evidencing the grant of the PSUs to Employee on May 8, 2006 (the “PSU Agreement”). The PSUs shall be settled on the date and in the manner provided for in the PSU Agreement and the applicable plan.

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d. Certain Expenses. The Company will reimburse Employee for reasonable travel and business expenses through January 8, 2010, in accordance with the Company’s existing business and travel expense reimbursement policies. The Company will also reimburse Employee for reasonable expenses incurred by Employee during 2010 for the moving of household goods and two vehicles from Missouri to California and closing costs incurred from the sale of Employee’s condominium in Clayton, Missouri, subject to providing to the Company reasonable written documentation of such expenses not later than January 31, 2011, and the Company shall reimburse Employee for such documented expenses within 30 days after receipt; provided however the total reimbursement for expenses shall not exceed $50,000.00 (and there shall be no tax gross up of Employee by the Company).

e. Laptop Employee shall be permitted to retain his laptop with the prior removal of all software licensed to the company and wiped by the company of any and all information. The laptop is provided “as is”.

f. Acknowledgment of Consideration. Employee acknowledges that the payments and benefits described above are more than he/she would otherwise receive absent Employee’s execution of this Agreement and the promises set forth herein.

5. General Release of Claims. Employee, for and on behalf of Employee and Employee’s heirs, beneficiaries, executors, administrators, successors, assigns, and anyone claiming through or under any of the foregoing, hereby agrees to, and does, remise, release and forever discharge Company, and its current and former parents, subsidiaries, divisions, and affiliates, and their respective shareholders, officers, directors, attorneys, agents, current and former employees, successors and assigns (collectively referred to as “the Company Releasees”) from any and all matters, claims, demands, damages, causes of action, debts, liabilities, controversies, judgments and suits of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen or could arise between Employee and the Company Releasees from matters which occurred prior to the date of execution of this Agreement, which matters include but are not limited to Employee’s employment with the Company, the terms and conditions of that employment, the termination of Employee’s employment with Company, and matters arising from the offer and acceptance of this Agreement. Employee understands that the provisions of this paragraph mean that Employee cannot bring a lawsuit against the Company for any reason.

6. Agreement Not to File Suit. Employee, for and on behalf of Employee and Employee’s beneficiaries, executors, administrators, successors, assigns, and anyone claiming through or under any of the foregoing, agree that they will not file or otherwise submit any charge, claim, complaint, arbitration request, or action to any agency, court, organization, or judicial forum (nor will Employee permit any person, group of persons, or organization to take such action on Employee’s behalf) against the Company

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Releasees arising out of any actions or non-actions on the part of Company arising before execution of this Agreement. Employee further agrees that to the extent Employee has filed any claim, complaint, charge, arbitration request or action against the Company, Employee will withdraw and dismiss the same with prejudice. Employee further agrees that in the event that any person or entity should bring such a charge, claim, complaint, or action on Employee’s behalf, Employee hereby waives and forfeits any right to recovery under said claim and will exercise his/her best efforts to have such claim dismissed. No provision of this Agreement, however, shall be construed to prevent Employee from filing a charge with the Equal Employment Opportunity Commission or a comparable state or local agency to the extent Employee is permitted to do so by law. However, Employee expressly waives and disclaims any right to compensation or other benefit which may inure to Employee as a result of any such charge and hereby expressly agrees to provide any such benefit or pay any such compensation directly to the Company. Employee understands that the provisions of this paragraph mean that Employee cannot bring a lawsuit against the Company for any reason.

7. Claims Covered. The charges, claims, complaints, matters, demands, damages, and causes of action referenced in paragraphs 5 and 6 above include, but are not limited to, (i) any claims for commission payments; (ii) any breach of an actual or implied contract of employment between Employee and Company; (iii) any claim of unjust, wrongful, or tortious discharge (including any claim of fraud, negligence, retaliation for whistleblowing, or intentional infliction of emotional distress); (iv) any claim of defamation or other common-law action; or (v) any claims of violations arising under the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., (including but not limited to the Older Worker’s Benefit Protection Act), the Equal Pay Act, 29 U.S.C. Section 206(d), the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601, the Employee Retirement Income Security Act, 29 U.S.C. § 1001, et seq., or any other federal, state, or local statutes, ordinances, common laws or other laws of any kind, whether or not relating to employment, or any claims for pay, commissions, vacation pay, insurance, or welfare benefits or any other benefits of employment with Company arising from events occurring prior to the date of this Agreement other than those payments and benefits specifically provided herein.

8. No Waiver of Vested Rights. Notwithstanding anything else in this Agreement, the parties agree that this Agreement shall not adversely affect, alter, or extinguish any vested right that the Employee may have with respect to any pension or other retirement benefits to which the Employee is or will be entitled by virtue of the Employee’s employment with the Company, and nothing in this Agreement shall prohibit the Employee from enforcing such rights.

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9. No Waiver of Future Claims. Notwithstanding anything else in this Agreement, the parties agree that this Agreement does not constitute a waiver of any rights or claims that may truly occur and arise after the date on which the Employee executes this Agreement.

10. Representations and Warranties Regarding the FMLA and FLSA. Employee represents and warrants that Employee is not aware of any circumstances which might entitle Employee to a leave of absence under the Family and Medical Leave Act (“FMLA”) or any fact which might justify a claim against the Company for violation of the FMLA. Employee further represents and warrants that Employee has received any and all wages and commissions for work performed and all overtime compensation and FMLA leave to which Employee may have been entitled, and that Employee is not currently aware of any facts or circumstances constituting a violation by the Company and/or the Company Releasees of the FMLA or the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq. (“FLSA”).

11. Re-Employment and Re-Instatement. Employee agrees that Employee will neither apply for nor accept employment or re-employment with Company or any Company Releasee, in any capacity whatsoever, including but not limited to placement as a contingent worker (such as a contract hire, consultant, industry or technical assistant, or independent contractor) and that Company has no obligation whatsoever, contractual or otherwise, to rehire, re-employ, recall or contract with Employee in any capacity in the future.

12. Non-Solicitation. During Employee’s employment with the Company, Employee had access to confidential information and developed certain relationships with employees and customers of the Company such that if Employee were allowed to pursue relationships with the Company’s employees or customers, Employee would have an unfair advantage based upon confidential information and/or relationships developed. Therefore, Employee agrees that from the date of execution of this Agreement until the expiration of a period of eighteen months from the date of execution of this Agreement (the “Covered Period”), Employee will not, directly or indirectly:

a. solicit or recruit for employment, offer employment to, hire, solicit, or recruit for placement, place and/or offer to place with another company or entity — on a temporary, permanent or contract basis, or otherwise — anyone who at any time during the Covered Period, or during the 90 day period preceding the Covered Period, is or was employed by the Company (a “Covered Employee”); provided that, at the time of such solicitation, recruitment, offer of employment, hiring, offer to place or placement, or any time during the ninety (90) day period immediately preceding same, the Covered Employee is or was an employee of the Company;

b. encourage, entice or persuade, or attempt to encourage, entice or persuade any Company employee to leave the Company;

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c. solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate or diminish its relationship with them;

d. solicit or encourage (i) any customer of Company, (ii) any entity that had been a customer with Company within six (6) months preceding Employee’s Separation Date, (iii) any prospective customer the Company actively solicited within one (1) year before the Separation Date, or (iv) any Affiliate of any of the foregoing, to void, terminate or diminish its relationship with the Company or any of its Affiliates; or

e. seek to persuade (i) any customer of the Company, (ii) any entity that had been a customer with Company within six (6) months preceding Employee’s Separation Date, (iii) any prospective customer the Company actively solicited within one (1) year before the Separation Date, or (iv) any Affiliate of any of the foregoing, to conduct with anyone else any business or activity which such customer conducts with the Company or any of its Affiliates.

13. Reasonable Scope of Agreement. Employee acknowledges that the scope of this Agreement, including without limitation the Confidentiality and Non-Solicitation provisions of the Agreement, is reasonable in light of its narrow focus and the legitimate interests of the Company to be protected.

14. Confidential Information.

a. Employee acknowledges that the Company and its Affiliates continually develop Confidential Information, that Employee has developed Confidential Information for the Company or its Affiliates and that Employee had possession of and access to Confidential Information during the course of employment. Employee will continue to comply with the policies and procedures of the Company and its Affiliates in place during Employee’s employment for protecting Confidential Information, and shall not disclose to any Person or use, other than as required by applicable law, any Confidential Information obtained by Employee incident to Employee’s employment or other association with the Company or any of its Affiliates. The confidentiality obligation under this paragraph shall not apply to information that is generally known or readily available to the public at the time of disclosure or becomes generally known through no wrongful act on the part of Employee or any other Person having an obligation of confidentiality to the Company or any of its Affiliates.

b. Employee acknowledges and agrees all memoranda, notes, records, reports, papers, drawings, designs, computer files in any media, documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by Employee, shall be the sole and exclusive property of the Company and its Affiliates. Employee represents that during Employee’s employment with the Company, Employee took all action necessary to safeguard all Documents and has surrendered to the Company all Documents in Employee’s possession or control.

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c. In the event Employee is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, deposition, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, Employee shall, where permitted under applicable law, rule or regulation, provide written notice to the Company promptly after such request so the Company may, at its expense, seek a protective order or other appropriate remedy (Employee agrees to reasonably cooperate with the Company in connection with seeking such order or other remedy). In the event that such protective order or other remedy is not obtained, Employee shall furnish only that portion of the Confidential Information that Employee is advised by counsel is required, and shall exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. In addition, Employee may disclose Confidential Information in the course of inspections, examinations or inquiries by federal or state regulatory agencies and self regulatory organizations that have requested or required the inspection of records that contain the Confidential Information provided that Employee exercises reasonable efforts to obtain reliable assurances that confidential treatment will be accorded to such Confidential Information. To the extent such information is required to be disclosed and is not accorded confidential treatment as described in the immediately preceding sentence, it shall not constitute “Confidential Information” under this Agreement.

d. Certain Definitions.

“Affiliate” shall mean, with respect to any Person, all Persons directly or indirectly controlling, controlled by or under common control with such Person, where control may be by either management authority, contract or equity interest. As used in this definition, “control” and correlative terms have the meanings ascribed to such words in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

“Confidential Information” shall mean any and all information of the Company and its Affiliates that is not generally known by others with whom they compete or do business, or with whom any of them plans to compete or do business and any and all information, publicly known in part or not, which, if disclosed by the Company or its Affiliates would assist in competition against them. Confidential Information includes without limitation such information relating to (i) trade secrets, the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the Products, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the customers of the Company and its Affiliates, and (v) client lists and the people and organizations with whom the Company and its Affiliates have business relationships and the substance of those relationships. Confidential Information also

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includes any information that the Company or any of its Affiliates have received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.

“Person” shall mean an individual, a corporation, a limited liability the Company, an association, a partnership, an estate, a trust and any other entity or organization.

15. Non-Disclosure Agreement. During Employee’s employment, Employee had access to certain information that is proprietary in nature, the confidentiality of which must be protected to prevent irreparable harm to the Company to the full extent legally permitted to be protectable by the Company. Section 15 will not be interpreted to preclude Employee from working for a competitor of Company provided that Employee does not violate section 15.

a. Employee agrees from the date of this Agreement, Employee will not use for the Employee’s benefit or for the benefit of others, or disclose to any person, partnership, employer, corporation or other entity, any Company confidential or proprietary information, specialized knowledge, trade secrets, confidential information, object or source codes, research and development concepts, new business or product ideas and concepts, customer lists, customer database information, marketing concepts, marketing database information, methods of operation, advertising concepts and programs, pricing and price-related information, proposals to and working agreements and relationships with present and prospective customers and suppliers, lease terms, the Company’s debt or equity sources or their terms, the Company’s documentation standards or any other data or property relating to the business of the Company in any way accessed or obtained by Employee while employed by the Company. Notwithstanding the foregoing, this paragraph will not apply to any information or material that is published or otherwise becomes part of the public domain through no fault of Employee or, subject to subsection b below, is independently developed by Employee without reference to the Company’s confidential information. The restrictions of this Agreement will not apply to information that is required to be disclosed pursuant to the final order of a court of competent jurisdiction provided that Employee advises Company of such order as soon as practical upon learning of such order, cooperates with Company, if the Company so decides, in seeking an order from a court to continue the protection of such information, and discloses only such information as is finally ordered by such court. Any notice required hereunder shall be in writing and shall be deemed given only when delivered by confirmed overnight delivery service to Company at the following address:

Attention: General Counsel

Savvis, Inc.

One Savvis Parkway

Town & Country, Missouri 63017

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Company from time to time may designate a different address for notices to be sent by giving Employee notice of the different address.

b. Any and all inventions, discoveries, improvements, or creations (collectively “Creations”) that Employee has conceived or made during the period of employment in any way, directly or indirectly, connected with Company shall be the sole and exclusive property of the Company. Creations that Employee creates solely on his/her own time and solely with his/her own resources do not belong to Company. Employee agrees that all copyrightable works created by Employee or under Company’s direction in connection with Company’s business are “works made for hire” and shall be the sole and complete property of Company and any and all copyrights to such works shall belong to Company. To the extent such works are not deemed to be “works made for hire,” Employee hereby assigns all proprietary rights, including copyright, in these works to Company without further compensation. Any Creation related to the business of Company disclosed or exploited by Employee within one year following termination with Company, unless proved to have been conceived and made by Employee after termination and in compliance with this Agreement, shall also be deemed to be the property of Company.

c. Company has expended a great deal of time, money and effort to develop and maintain its confidential business information that, if misused or disclosed, could be very harmful to its business and could cause Company to be at a competitive disadvantage in the marketplace. Employee recognizes and acknowledges that Employee had access to Confidential Information of the Company, and that the Company, in all fairness, needs certain protection in order to ensure that Employee does not misappropriate or misuse any trade secret (s) or other Confidential Information or take any other action which could result in a loss of the goodwill of the Company and, more generally, to prevent Employee from having or providing others with an unfair competitive advantage over the Company. To that end, Employee acknowledges the foregoing restrictions, both separately and in total, are reasonable and enforceable in view of Company’s legitimate interests in protecting the goodwill, confidential information and customer loyalty of its business. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is somehow overbroad or otherwise unreasonable, that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited to the greatest extent allowed by law, and the validity or enforceability of the remaining provisions of this Agreement shall be unaffected and such adjudication shall not affect the validity or enforceability of such remaining provisions.

d. Employee further agrees that in the event of any breach hereof the harm to the Company will be irreparable and without adequate remedy at law and,

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therefore, that injunctive relief with respect thereto will be appropriate. In the event of a breach or threatened breach of any of Employee’s obligations, the Company shall be entitled, in addition to any other legal or equitable remedies it may have in connection therewith (including any right to damages that it may suffer), to temporary, preliminary and permanent injunctive relief restraining such breach or threatened breach (without the obligation to post bond), together with reasonable attorney’s fees incurred in preliminarily enforcing its rights hereunder. Employee specifically agrees that if there is a question as to the enforceability of any of the provisions of this paragraph, Employee will not engage in any conduct inconsistent with or contrary to such paragraph until after the question has been resolved by a final judgment of a court of competent jurisdiction.

e. Employee agrees that if any part of Employee’s foregoing covenants or the duration thereof is deemed too restrictive by a court of competent jurisdiction, the court may alter the covenants and/or duration to make the same reasonable under the circumstances, and Employee acknowledges that Employee shall be bound thereby.

f. In no event shall any provision of the foregoing be waived or be deemed waived by Company in the event that Company (a) delays enforcing any of its rights or remedies with respect to any breach by Employee, or (b) modifies, delays enforcing or fails to enforce any of its rights or remedies with respect to any breach by any other employee of the Company who has executed or may execute a document with terms that may be similar to or the same as those set forth in this document.

16. Return of Property. Employee agrees to return all property belonging to Company, including, but not limited to Employee’s laptop computer, keys, security cards, credit card, parking cards and documents (including all copies regardless of media) of any kind provided or shown to Employee throughout Employee’s employment. Employee further agrees Employee has not copied or otherwise replicated or retained any of the above or like data and things.

17. Non-Disparagement. Employee agrees not to criticize, denigrate or otherwise disparage or cause disparagement, or make any disparaging remarks (“Disparage”), to the media, the general public, or to any other person or entity about the Company or the Company Releasees. In particular, but without limitation, Employee will not Disparage the Company or the Company Releasees, to any of the Company’s current, former or prospective customers or clients or any of the Company’s current or former employees. Employee further represents and agrees that Employee has not and will not engage in any conduct or take any action whatsoever to cause or influence or which reasonably could be anticipated to cause or influence any person or entity, including but not limited to, any past, present or prospective employee of, or applicant for employment with the Company, to initiate litigation, assert any other kind of claim or take any other kind of adverse action against the Company or the Company Releasees. Employee acknowledges that this provision constitutes a material term in this Agreement,

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without which the Company would not enter into this Agreement. As a result, any breach of this provision will be considered a material breach and will, among all other available remedies, excuse the Company from any further obligations to Employee under this Agreement, including any remaining payments set forth in this Agreement. This shall not be construed as a limitation of remedies, and the Company retains all rights to pursue any and all claims or actions against Employee as a result of any disparaging remarks made in violation of this paragraph or otherwise. The Directors of the Company agree not to publicly Disparage Employee.

18. No Admission of Wrongdoing. The parties to this Agreement agree that nothing in this Agreement is an admission by any party hereto of any wrongdoing, either in violation of an applicable law or otherwise, and that nothing in this Agreement is to be construed as such by any person.

19. Knowing and Voluntary Agreement. Employee represents, declares, and agrees that the undertakings of Company and the wage payments described above are for the purposes of making a full and final compromise, adjustment, and settlement of all claims hereinabove described and that the promises and payments hereunder are good and valuable consideration that was otherwise unavailable to him/her.

20. Entire Agreement. This Agreement constitutes the entire agreement among the parties and there are no other understandings or agreements, written or oral, between them on the subject. There are no representations, agreements, arrangements or understandings between the parties hereto concerning the subject matter of this Agreement whether oral or written, which are not fully expressed herein, and no unexecuted drafts of this Agreement or any notes, memoranda or other writings pertaining hereto shall be used to interpret any of the provisions of this Agreement. Notwithstanding the foregoing, the Nonqualified Stock Option Agreements referenced in paragraph 4 hereof, the PSU Agreement, and sections 5(d), 5(g), 6, 8, 9, 10(a), (b), and (d), and 11 through 24 of the Employment Agreement shall remain in full force and effect, except that Employee agrees that the non-competition provision in section 10(a) of the Employment Agreement shall extend for eighteen months following the Separation Date.

21. Conflicts with respect to Restrictive Covenants. To the extent there exists any conflict between the restrictive covenants concerning Employee in this Agreement and those in the Employment Agreement, those provisions providing the greater protection to the Company shall control.

22. Section 409A of the Internal Revenue Code. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including the exceptions thereto, to the extent applicable, and the Company shall administer and interpret this Agreement in accordance with such requirements. Notwithstanding any other provision hereof, if any provision of this

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Agreement conflicts with the requirements of Section 409A of the Code, the requirements of Section 409A of the Code shall supersede any such provision. In no event will the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on Employee by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. To the extent permitted under Section 409A of the Code, payments and benefits provided to Employee shall not constitute deferred compensation subject to Section 409A of the Code to the extent such payments and benefits (i) are payable pursuant to the “short-term deferral” rule set forth in Treas. Reg. § 1.409A-1(b)(4), or (ii) to the extent they fail to qualify for the “short-term deferral” rule, do not exceed the maximum amount calculated under the “two times” rule of Treas. Reg. Section 1.409A-1(b)(9)(iii) (as determined by date order of payment).

23. Choice of Law. Because of Company’s and Employee’s substantial contacts with the State of Missouri, the fact that Company’s headquarters are located in Missouri, the parties’ interests in ensuring that disputes regarding the interpretation, validity, and enforceability of this Agreement are resolved on a uniform basis, and the Company’s execution of and making of this Agreement in Missouri, the parties agree that the Agreement shall be interpreted and governed by the laws of the State of Missouri, without regard for any conflict of law principles.

24. Choice of Forum. The parties to the Agreement irrevocably and unconditionally (i) agree that any legal proceeding arising out of or in connection with this Agreement shall be brought in a court of subject matter jurisdiction located in the Eastern District of Missouri, (ii) consent to the exclusive jurisdiction of such a court in any such proceeding, and (iii) waive any objection to the laying of venue of any such proceeding in any such court. The parties also irrevocably and unconditionally consent to the service of any process, pleadings, notices or other papers in connection with any such proceeding and submit to personal jurisdiction in such venue.

25. Capacity to Settle. Employee represents and warrants that Employee has no legal impediments (including bankruptcies) to fully and completely settle all claims and to sign this Agreement. Employee further warrants that Employee is the sole owner of all the claims Employee has released in this Agreement, and that Employee has not assigned or transferred any such claim (or any interest in any such claim) to any other person, and that Employee will indemnify, defend and hold the Company Releasees harmless for any damages costs, fees or expenses which they may incur if these representations and warranties are incorrect in any respect.

26. Miscellaneous. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute the Agreement; provided, however, that this Agreement shall not become effective until completely conforming counterparts have been signed and delivered by each of the parties hereto. The parties agree that this Agreement shall be binding upon and inure to

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the benefit of Employee’s assigns, heirs, executors and administrators as well as the Company, its parent, subsidiaries and affiliates and each of its and their respective officers, directors, employees, agents, predecessors, successors, purchasers, assigns, and representatives.

27. Rule of Construction. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The parties intend for this Agreement to satisfy the provisions of the Age Discrimination in Employment Act of 1967, as amended, and this Agreement shall always be construed or limited in conformity with such provisions.

28. Consultation with Attorney. By executing this Agreement, Employee acknowledges that, at the time he/she was presented with this Agreement for his/her consideration, he/she was advised by a representative from Company, in writing (by way of this paragraph of this Agreement), to consult with an attorney about this Agreement, its meaning and effect, before executing this Agreement.

29. Consideration Period and Revocation. Employee acknowledges that Employee was first given a copy of this Agreement on January 8, 2010 (the “Offer Date”) and that Employee was advised by Company that Employee could consider the offer for twenty-one (21) days from the Offer Date. Company shall be deemed to have revoked its offer to enter into this Agreement if Employee does not execute this Agreement within twenty-one (21) days of the Offer Date, unless Company states in writing otherwise. Employee has seven (7) days following the execution of this Agreement to revoke said Agreement. This Agreement shall not become final and binding upon Employee until the eighth (8th) calendar day following Employee’s execution of this Agreement (the “Effective Date”). If Employee revokes this Agreement, he/she shall do so in writing, by either hand-delivery or certified mail return receipt requested, to:

Attention: General Counsel

Savvis, Inc.

One Savvis Parkway

Town & Country, Missouri 63017

30. Neutral Employment Reference. In response to any properly directed request for reference, as defined below (a “Properly Directed Request”), the Company will provide only job title, dates of employment, salary information and indicate that Employee resigned Employee’s employment with the Company. A Properly Directed Request is one that is directed to The Work Number® at 1-800-367-2884 or online at www.theworknumber.com

31. No Reliance. The parties have not relied on any representations, promises, or agreements of any kind made to them in connection with this Agreement, except for those set forth in this Agreement.

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32. Amendments and Severability. The parties hereto agree that this Agreement may not be modified, altered or changed except by a written agreement signed by the parties hereto. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned parties have executed this Separation Agreement and General Release.

Savvis, Inc.

/s/ Philip J. Koen		/s/ Eugene V. DeFelice
Philip J. Koen, Employee		Signature

Date:	January 7, 2010	By:	Eugene V. DeFelice

		Title:	Senior Vice President, GC & Sec

		Date:	1/7/10

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